SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2004

IJJ CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33515	11-3619828
(Commission File Number)	(I.R.S. Employer Identification Number)

8540 Ashwood Drive, Capitol Heights, Maryland	20743
(Address of Principal Executive Offices)	(Zip Code)

(301) 324-4992
(Registrant’s Telephone Number, Including Area Code)

SUN & SURF INC.
(Former Name or Former Address, if Changed Since Last Report)

Not Applicable
INFORMATION INCLUDED IN REPORT ON FORM 8-K

Item 7.01 Regulation FD Disclosure

This Current Report on Form 8-K is filed for the purpose of disclosing a news release disclosed herein.

On September 28, 2004, IJJ Corporation (“IJJ”) received notification from the General Service Administration’s FTS Kansas City procurement and contract office (“GSA”) that two existing awarded contracts for which its operating division, MSSI, currently provides service at Walter Reed Army Medical Command will terminate effective March 31 and June 30, 2005. The GSA’s FTS Kansas City Office has been under investigation pertaining to its legal contract practices since April 2004. The GSA’s auditor has recommended termination of a significant number of GSA contracts awarded by the FTS Kansas City office. Consequently, two (2) MSSI contracts where terminated and will be re-competed in the open market.

Information on the GSA, FTS Kansas City contracts:

1.	Contract Number: Task ID K03AM018S00
Description of Services: Unicenter enterprise management services
Status: MSSI received a 6 month Extension ending March 30, 2005, while a new state of work is develop and warded in the Open Market.
Contract New Value: $1,147,706.40

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2.	Contract Number: Task order ID K03AM054S00
Description of Services; On-site application programming
Status: MSSI received a 9 month Extension ending June 30 2005, while a new state of work is develop and warded in the Open Market.
Contract New Value: $315,525.60

For each contract listed above, MSSI has provided technical and operation expertise for approximately four (4) years. Management believes that it will successfully re-bid for both contracts in a competitive bidding process.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed, but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IJJ CORPORATION
/s/ Clifford Pope
Clifford Pope
Date: November 10, 2004	President

End of Filing

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